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                                                                    EXHIBIT 10.1
                                                                    ------------

                             CBT SYSTEMS USA LTD.

                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement ("Agreement") is made and entered into as of the 30th day of January, 1998 by and between CBT Systems USA Ltd. (the "Company"), and Gregroy M. Priest ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   SERVICES AND COMPENSATION
          -------------------------

          (a)  Services.  Consultant agrees to perform for the Company the
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services ("Services") described in Exhibit A, attached hereto.

          (b)  Compensation.
               ------------

               (i) Company shall pay Consultant according to the following schedule:

                      A. For the first ten (10) hours worked per month, Company shall pay Consultant $100 per hour.

                      B. For all hours worked by Consultant per month in excess of ten (10) up to twenty (20), Company shall pay Consultant $50 per hour.

                      C. For all hours worked by Consultant in excess of twenty (20) hours per month, Company shall pay Consultant $25 per hour.

               (ii) The Company shall reimburse Consultant for all reasonable travel and living expenses incurred by Consultant in performing Services pursuant to this Agreement, provided Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses.

               (iii) Consultant shall submit all statements for services and expenses in a form prescribed by the Company every two weeks and such statement shall be approved by the contact person listed on Exhibit A or other designated agent of the Company.

     2.   CONFIDENTIALITY
          ---------------

          (a)  Definition.  "Confidential Information" means any Company
               ----------
proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

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          (b)  Non-Use and Non-Disclosure.  Consultant will not, during or
               --------------------------
subsequent to the term of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. The parties shall agree on any disclosure of the existence or the contents of this Agreement. Consultant agrees not to make any disclosure of the existence or contents of this Agreement which is inconsistent with the prior public disclosure of the Company.

          (c)  Former Employer's Confidential Information.  Consultant agrees
               ------------------------------------------
that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

          (d)  Third Party Confidential Information.  Consultant recognizes that
               ------------------------------------
the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

          (e)  Return of Materials.  Upon the termination of this Agreement, or
               -------------------
upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information that Consultant may have in Consultant's possession or control.

     3.   OWNERSHIP
          ---------

          (a)  Assignment.  Consultant agrees that all copyrightable material,
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notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement and in the course of performing Services or services as a director of the Company which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

          (b)  Further Assurances.  Consultant agrees to assist Company, or its
               ------------------
designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications,

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oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

          (c)  Pre-Existing Materials.  Consultant agrees that if in the course
               ----------------------
of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company's prior written permission.

          (d)  Attorney in Fact. Consultant agrees that if the Company is unable
               ----------------
because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

     4.   CONFLICTING OBLIGATIONS
          -----------------------

          Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

     5.   TERM AND TERMINATION
          --------------------

          (a)  Term.  This Agreement will commence on the date first written
               ----
above and will continue until the earlier of (i) July 31, 2001 or (ii) termination as provided below.

          (b)  Termination. The Company may terminate this Agreement immediately
               -----------
and without prior notice if Consultant either refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement and Consultant fails to cure such non-performance or breach within thirty (30) days after receiving written notice from the Company.

          (c)  Survival.  Upon such termination all rights and duties of the
               --------
parties toward each other shall cease except:

               (i) that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

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               (ii) Sections 2 (Confidentiality), 3 (Ownership) and 7
(Independent Contractors) shall survive termination of this Agreement.

     6.   ASSIGNMENT; SUCCESSORS
          ----------------------

          (a)  Assignment.  Neither this Agreement nor any right hereunder or
               ----------
interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

          (b)  Company's Successors.  Any successor to the Company (whether
               --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Agreement by operation of law.

          (c)  Consultant's Successors.  The terms of this Agreement and all
               -----------------------
rights of the Consultant hereunder shall inure to the benefit of, and be enforceable by, the Consultant's legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     7.   INDEPENDENT CONTRACTOR
          ----------------------

          It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney's fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant's assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or
(iii) any breach by the Consultant or Consultant's assistants, employees or agents of any of the covenants contained in this Agreement.

     8.   BENEFITS
          --------

          Except as otherwise provided herein, Consultant acknowledges and agrees and it is the intent of the parties hereto that Consultant receive no Company-sponsored benefits from the Company either as a Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company's benefit plans in effect at the time of such reclassification Consultant would otherwise be eligible for such benefits.

     9.   ARBITRATION AND EQUITABLE RELIEF
          --------------------------------

          (a)  Disputes.  Except as provided in Section 9(d) below, the Company
               --------
and Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in San Francisco County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental

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Procedures for Large Complex Disputes, of the American Arbitration Association
as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction.

          (b)  Consent to Personal Jurisdiction.  The arbitrator(s) shall apply
               --------------------------------
California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c)  Costs.  The Company and Consultant shall each pay one-half of the
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costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

          (d)  Equitable Relief. The parties may apply to any court of competent
               ----------------
jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

          (e)  Acknowledgment.  CONSULTANT HAS READ AND UNDERSTANDS SECTION 9,
               --------------
WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9 (d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

     10.  GOVERNING LAW
          -------------

          This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

     11.  ENTIRE AGREEMENT
          ----------------

          This Agreement and the Stock Option Agreements (as defined below) contain the entire agreement of the parties and supersede any and all prior agreements between them, whether written or oral, with respect to the subject matter hereof, including, but not limited to, the Employment Agreement dated January 2, 1996, and the Employment, Confidential Information and Invention Assignment Agreement dated December 4, 1995. Stock Option Agreements mean: (i) the Share Option Agreement dated November 1, 1995; (ii) the option certificate dated August 28, 1996 reflecting an option granted April 12, 1996, and (iii) the Share Option Agreement dated March 18, 1997. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. The unvested portion of all stock options held by Consultant under the Stock Option Agreements at the date of Consultant's termination as an employee of the Company (the "Unvested Options") shall continue to vest during the term of this Agreement according to the vesting schedule set forth in each Unvested Option's respective Option Agreement. Any vested stock options (including any Unvested Options that vest pursuant hereto) held by Consultant shall remain exercisable until 90 days after the termination of this Agreement.

     12.  ATTORNEY'S FEES
          ---------------

          In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, in addition to any other relief to which that party may be entitled.

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     13.  SEVERABILITY
          ------------

          The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         CONSULTANT


                         By:   /s/ Gregory M. Priest
                               ---------------------

                         Title: Consultant
                                ----------

                         Address: 22831 Mercedes Road, Cupertino, CA 95014
                                ------------------------------------------

                         CBT SYSTEMS USA LTD.


                         By: /s/ James J. Buckley
                             --------------------

                         Title: Chief Executive Officer and President
                                -------------------------------------

                         Address: 1005 Hamilton Court, Menlo Park, CA 94025
                                  -----------------------------------------

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                                   EXHIBIT A
                                   ---------

                           SERVICES AND COMPENSATION
                           -------------------------

     1.   Contact.  Consultant's principal Company contact:
          -------

          Name:       James Buckley

          Title:      Chief Executive Officer


     2.   Services.   Consultant will render to the Company services on projects
          --------
          as identified by James Buckley, the Chief Executive Officer or his designee. Such projects are initially contemplated to involve the transition of a Chief Financial Officer into Consultant's former position with the Company.

                                       7